PRICEWATERHOUSECOOPERS (LOGO)
                                                   PricewaterhouseCoopers LLP
                                                   One North Wacker
                                                   Chicago, IL  60606
                                                   Telephone (312) 298-2000

October 31, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by Biomet, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated October 31, 2001. We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP